Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Full Year and Fourth Quarter 2024 Results

NEW YORK, NY, March 3, 2025 / Business Wire - AG Mortgage Investment Trust, Inc. ("MITT," "we," the "Company," or "our") (NYSE: MITT) today reported financial results for the full year and quarter ended December 31, 2024.

MANAGEMENT REMARKS

“MITT was able to deliver strong performance despite a challenging macro-economic environment, increasing book value and achieving a 2.4% quarterly economic return on equity, demonstrating its uniquely differentiated strategy,” said T.J. Durkin, Chief Executive Officer and President. “Our ability to leverage the support and power of our external manager, TPG, has not only been instrumental in the WMC acquisition, which has been a resounding success for our shareholders, but has also enabled us to be nimble in asset allocation, seamlessly rotating in multiple flavors of non-agency credit in order to seize strategic market opportunities as they emerge.” Mr. Durkin continued, “I’m looking forward to another great year for MITT as we remain committed to our growth initiative, creating greater value for our shareholders.”

FULL YEAR AND FOURTH QUARTER 2024 FINANCIAL HIGHLIGHTS

Full Year 2024:
•$10.64 Book Value per share as of December 31, 2024(1)
◦Annual economic return on equity of 11.7%(2)
◦Book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million
•$1.23 of Net Income/(Loss) Available to Common Stockholders per diluted common share(3)
•$0.76 of Earnings Available for Distribution ("EAD") per diluted common share(3),(4)
•$0.75 dividend per common share declared in 2024

Fourth Quarter 2024:
•Quarterly economic return on equity of 2.4%(2)
•$0.30 of Net Income/(Loss) Available to Common Stockholders per diluted common share(3)
•$0.18 of EAD per diluted common share(3),(4)
•$0.19 dividend per common share declared in Q4 2024

INVESTING AND FINANCING HIGHLIGHTS

•$6.7 billion Investment Portfolio as of December 31, 2024(5)
◦0.8% Net Interest Margin, which includes a 0.05% benefit from the net interest component of our interest rate swaps(6)
•$30.8 million investment in Arc Home as of December 31, 2024 determined using a valuation multiple of 0.95x book value(7)
•$6.3 billion of financing as of December 31, 2024(5)
◦$5.5 billion of non-recourse and $0.8 billion of recourse financing
◦11.6x GAAP Leverage Ratio and 1.4x Economic Leverage Ratio(8)
•Repurchased $7.1 million of principal amount of the Legacy WMC Convertible Notes during the first quarter of 2024 and paid off the remaining $79.1 million principal amount outstanding at maturity in September 2024
•Issued $99.5 million principal amount of 9.500% senior unsecured notes due 2029 in public offerings generating net proceeds of approximately $95.2 million during the year ended December 31, 2024
•$136.9 million of total liquidity as of December 31, 2024(9)

DIVIDENDS

•On December 16, 2024, declared a fourth quarter dividend of $0.19 per common share
•On February 14, 2025, declared quarterly cash dividends of $0.51563, $0.50, and $0.693062 per share on its Series A, Series B, and Series C Preferred Stock, respectively, payable on March 17, 2025 to preferred shareholders of record on February 28, 2025

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders, and analysts to participate in MITT’s fourth quarter earnings conference call on Monday, March 3, 2025 at 8:30 a.m. Eastern Time.

To participate in the call by telephone, please dial (800) 245-3047 at least five minutes prior to the start time. International callers should dial (203) 518-9765. The Conference ID is MITTQ424. To listen to the live webcast of the conference call, please go to https://event.on24.com/wcc/r/4825247/6BC631D78CC8B5E77CD1676157CAEF24 and register using the same Conference ID.

The Company issued an earnings presentation detailing its fourth quarter 2024 financial results, which is available on the Company’s website, www.agmit.com, under "Presentations" in the "News & Presentations" section.

For those unable to listen to the live call, an audio replay will be available on March 3, 2025 through 9:00 a.m. Eastern Time on April 3, 2025. To access the replay, please go to the Company’s website at www.agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., a diversified credit and real estate investing platform within TPG.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT TPG ANGELO GORDON

Founded in 1988, Angelo, Gordon & Co., L.P. ("TPG Angelo Gordon") is a diversified credit and real estate investing platform within TPG. The platform currently manages approximately $91 billion across a broad range of credit and real estate strategies. For more information, visit www.angelogordon.com.

FORWARD LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Words such as "expects," "endeavor," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "should," "may," "projects," "could," "estimates," "continue" or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us, and are not guarantees of future performance. Forward-looking statements regarding the Company include, but are not limited to, our ability to maintain or increase book value and economic return on equity, the level of support from and resources of the Company’s manager, our ability to be nimble in asset allocation and seize strategic market opportunities as they emerge, and our ability to execute on our growth initiative and create greater value for the Company’s shareholders. These forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, without limitation, changes in general economic or market conditions, including changes in inflation, interest rates and the fair value of our assets; changes in government regulations affecting our business; the Company’s ability to grow its residential loan portfolio; changes in prepayment rates and mortgage default rates on the Company’s assets; financing needs and arrangements; Arc Home's performance; and the risk factors contained in the Company’s filings with the Securities and Exchange Commission ("SEC"), including those described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in other reports and documents filed by the Company with the SEC from time to time, which are accessible on the SEC's website, http://www.sec.gov/. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this press release are made only as of the date of this press release or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. All financial information in this press release is as of December 31, 2024, unless otherwise indicated.

NON-GAAP FINANCIAL MEASURES

This press release contains EAD and Economic Leverage Ratio, non-GAAP financial measures. Our presentation of these measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. These non-GAAP measures should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

NON-GAAP FINANCIAL MEASURES

Earnings Available for Distribution(3),(4)

A reconciliation of GAAP Net Income/(loss) available to common stockholders to EAD for the three months ended December 31, 2024, the three months ended December 31, 2023, and the year ended December 31, 2024 is set forth below (in thousands, except per share data):

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024
Net Income/(loss) available to common stockholders	$8,817	$30,767	$36,384
Add (Deduct):
Net realized (gain)/loss	(7,010)	1,474	2,918
Net unrealized (gain)/loss	3,532	(1,707)	(16,956)
Transaction related expenses and deal related performance fees	1,075	1,376	3,310
Equity in (earnings)/loss from affiliates	(1,042)	2,032	(3,141)
EAD from equity method investments(a)(b)(c)	(72)	196	62
Bargain purchase gain	—	(30,190)	—
Earnings available for distribution	$5,300	$3,948	$22,577

Earnings available for distribution, per diluted share	$0.18	$0.17	$0.76
(a) For the three months ended December 31, 2024, the three months ended December 31, 2023, and the year ended December 31, 2024, $0.3 million or $0.01 per share, $(0.3) million or $(0.01) per share, and $1.9 million or $0.06 per share, respectively, of realized and unrealized changes in the fair value of Arc Home's net mortgage servicing rights, changes in the fair value of corresponding derivatives, and other transaction related expenses were excluded from EAD.
(b) For the three months ended December 31, 2024, the three months ended December 31, 2023, and the year ended December 31, 2024, $0.1 million or $0.00 per share, $0.3 million or $0.01 per share, and $2.6 million or $0.09 per share, respectively, of unrealized changes in the fair value of our investment in Arc Home were excluded from EAD.
(c) EAD recognized by AG Arc does not include our portion of gains recorded by Arc Home in connection with the sale of residential mortgage loans to us. For the three months ended December 31, 2024, the three months ended December 31, 2023, and the year ended December 31, 2024, we eliminated $0.1 million or $0.00 per share, $0.3 million or $0.01 per share, and $1.1 million or $0.04 per share of intra-entity profits recognized by Arc Home, respectively, and also decreased the cost basis of the underlying loans we purchased by the same amount.

Economic Leverage Ratio(8)

The calculation in the table below divides GAAP leverage and Economic Leverage by our GAAP stockholders’ equity to derive our leverage ratios. The following table presents a reconciliation of our Economic Leverage ratio to GAAP Leverage ($ in thousands).

December 31, 2024	Leverage	Stockholders' Equity	Leverage Ratio
Securitized debt, at fair value	$5,491,967
GAAP Financing arrangements	742,108
Senior unsecured notes	95,721
Restricted cash posted on Financing arrangements	(10,569)
GAAP Leverage	$6,319,227	$543,423	11.6x
Financing arrangements through affiliated entities	588
Non-recourse financing arrangements(a)	(5,542,089)
Economic Leverage	$777,726	$543,423	1.4x
(a) Non-recourse financing arrangements include securitized debt, at fair value and $50.1 million of other non-recourse financing arrangements.

Footnotes

(1)    Book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million.
(2)    The economic return on equity represents the change in book value per share during the period, plus the common dividends per share declared over the period, divided by book value per share from the prior period.
(3)    Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP.
(4)    We define EAD, a non-GAAP measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on loans, real estate securities, derivatives and other investments, inclusive of our investment in AG Arc, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition, disposition, or securitization of our investments as well as transaction related expenses incurred in connection with the WMC acquisition, (iii) accrued deal-related performance fees payable to third party operators to the extent the primary component of the accrual relates to items that are excluded from EAD, such as unrealized and realized gains/(losses), (iv) realized and unrealized changes in the fair value of Arc Home's mortgage servicing rights and the derivatives intended to offset changes in the fair value of those net mortgage servicing rights, (v) deferred taxes recognized at our taxable REIT subsidiaries, if any, (vi) any bargain purchase gains recognized, and (vii) certain other nonrecurring gains or losses. Items (i) through (vii) above include any amount related to those items held in affiliated entities. Transaction related expenses referenced in (ii) above are primarily comprised of costs incurred prior to or at the time of executing our securitizations and acquiring or disposing of residential mortgage loans. These costs are nonrecurring and may include underwriting fees, legal fees, diligence fees, and other similar transaction related expenses. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. Management considers the transaction related expenses to be similar to realized losses incurred at the acquisition, disposition, or securitization of an asset and does not view them as being part of its core operations. Management views the exclusion described in (iv) above to be consistent with how it calculates EAD on the remainder of its portfolio. Management excludes all deferred taxes because it believes deferred taxes are not representative of current operations. EAD includes the net interest income and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income/(loss) or any other investment activity that may earn or pay net interest or its economic equivalent.
(5)    Our Investment Portfolio consists of Residential Investments, Agency RMBS, and WMC Legacy Commercial Investments, all of which are held at fair value. Our financing is inclusive of Securitized Debt, which is held at fair value, Financing Arrangements, and Senior Unsecured Notes. Throughout this press release where we disclose our Investment Portfolio and the related financing, we have presented this information inclusive of (i) securities owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted.
(6)    Net interest margin is calculated by subtracting the weighted average cost of funds on our financing from the weighted average yield for our Investment Portfolio, which excludes cash held.
(7)     We invest in Arc Home LLC, a licensed mortgage originator, through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC represents a 44.6% ownership interest.
(8)    We define GAAP leverage as the sum of (1) Securitized debt, at fair value, (2) GAAP Financing arrangements, net of any restricted cash posted on such financing arrangements, (3) Senior unsecured notes, and (4) the amount payable on purchases that have not yet settled less the financing remaining on sales that have not yet settled. We define Economic Leverage, as the sum of: (i) our GAAP leverage, exclusive of any fully non-recourse financing arrangements, (ii) financing arrangements held through affiliated entities, net of any restricted cash posted on such financing arrangements, exclusive of any financing utilized through AG Arc, inclusive of any adjustment related to unsettled trades as described in (4) in the previous sentence, and exclusive of any non-recourse financing arrangements and (iii) our net TBA position (at cost), if any.
(9)     Total liquidity includes $118.7 million of cash and cash equivalents and $18.2 million of unencumbered Agency RMBS.